UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007

Website Pros, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12735 Gran Bay Parkway West, Building 200, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 26, 2007, Website Pros, Inc. (“Website Pros”) executed a definitive Agreement and Plan of Merger and Reorganization with Augusta Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Website Pros (“Merger Sub”) and Web.com, Inc., a Minnesota corporation (“Web.com”) (the “Merger Agreement”) under which Web.com will merge with and into Merger Sub (the “Merger”), and the shareholders of Web.com will receive, at their election, shares of Website Pros’ common stock or cash in exchange for all of the outstanding shares of Web.com capital stock (or, in certain circumstances described in the Merger Agreement, a combination of cash and Website Pros’ common stock).  Upon consummation of the Merger, Web.com will cease to exist, and Merger Sub will remain a wholly-owned subsidiary of Website Pros.

Pursuant to the Merger Agreement, Web.com stockholders may elect to receive for every Web.com share either 0.6875 shares of Website Pros stock or $6.5233 in cash, subject to proration so that the total cash paid shall equal $25 million.  In the aggregate, Website Pros will issue approximately 9 million shares of Website Pros stock and pay $25 million in cash.  In addition, under the terms of the Merger Agreement, a stock option to purchase shares of Web.com will convert into and become an option to purchase Website Pros common stock, and Website Pros will assume such option in accordance with the terms of the stock option plan or agreement under which that option was issued, subject to an option exchange ratio calculated in accordance with the Merger Agreement.

The summary of the Merger Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement attached hereto as Exhibit 2.1.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the proposed business combination of Website Pros and Web.com. In connection with the proposed transaction, a joint registration statement on Form S-4 will be filed by Website Pros and Web.com with the SEC. STOCKHOLDERS OF BOTH COMPANIES ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. The final proxy statement/prospectus will be mailed to stockholders of Website Pros and Web.com.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Website Pros, Inc., Attention: Investor Relations, 12735 Gran Bay Parkway West, Building 200, Jacksonville, FL 32258, or from Web.com, Inc., Attention: Investor Relations, 303 Peachtree Center Avenue, 5th Floor, Atlanta, GA 30303.

Website Pros, Web.com and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding the directors and executive officers of both companies is available in Website Pros’ annual proxy statement, filed with the SEC on April 9, 2007, and in Web.com’s Form 10-K/A, filed with the SEC on April 27, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Item 8.01 Other Events

On June 26, 2007, Website Pros issued a press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the execution of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

2.1	Agreement and Plan of Merger and Reorganization dated June 26, 2007 by and among Website Pros, Inc., Augusta Acquisition Sub, Inc., and Web.com, Inc.

99.1	Press release dated June 26, 2007 issued by Website Pros, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSITE PROS, INC.
(Registrant)

Date: June 26, 2007	/s/ Kevin Carney
Kevin Carney, Chief Financial Officer

INDEX OF EXHIBITS

2.1	Agreement and Plan of Merger and Reorganization dated June 26, 2007 by and among Website Pros, Inc., Augusta Acquisition Sub, Inc., and Web.com, Inc.

99.1	Press release dated June 26, 2007 issued by Website Pros, Inc.